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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the following registration statements of Vastar Resources, Inc.: Registration Statement on Form S-8 (No. 33-80850), Registration Statement on Form S-8 (No. 33-87814), Registration Statement on Form S-8 (No. 33-87816), Registration Statement on Form S-8 (No. 33-87818), Registration Statement on Form S-8 (No. 333-24077), Registration Statement on Form S-8 (No. 333-77095), Registration Statement on Form S-8 (No. 333-93777), Registration Statement on Form S-3 (No. 33-86310), and Registration Statement on Form S-3 (No. 333-79481) of our report dated February 22, 2000, relating to the financial statements of Vastar Resources, Inc., which appears in this Form 10-K.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                          -------------------------------------
                                          PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 1, 2000